                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Federal Signal Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       [FEDERAL SIGNAL CORPORATION LOGO]
                             1415 WEST 22ND STREET
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 18, 2002

To the Stockholders of
Federal Signal Corporation

     The Annual Meeting of Shareholders of Federal Signal Corporation ("Federal") for the year 2002 will be held at the Marriott Hotel-Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois, on Thursday, April 18, 2002, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors of Federal; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, February 21, 2002, as the record date for determining the holders of Common Stock of Federal entitled to notice of and to vote at the meeting or any adjournment thereof.

     A copy of Federal's Financial Statements and its Annual Report for the year ended December 31, 2001 and a Proxy Statement accompany this notice.

     IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

     NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors

                                            KIM A. WEHRENBERG
                                            Secretary

March 15, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice of Annual Meeting of Shareholders
General Information.........................................    1
Voting Securities...........................................    1
Certain Beneficial Owners...................................    2
Election of Directors.......................................    2
Board of Directors and Committees...........................    4
Executive Compensation......................................    5
Compensation and Benefits Committee Report..................    7
Audit Committee Report......................................    9
Accounting Information......................................   10
Future Shareholder Proposals................................   10
Other Business..............................................   10

                       [FEDERAL SIGNAL CORPORATION LOGO]
                             1415 WEST 22ND STREET
                           OAK BROOK, ILLINOIS 60523

                                  MAILING DATE
                                  ON OR ABOUT
                                 MARCH 15, 2002
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 18, 2002

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Signal Corporation ("Federal") for use at the Annual Meeting of Shareholders to be held on Thursday, April 18, 2002, and any adjournment thereof. Costs of solicitation will be borne by Federal. Following the original solicitation of proxies by mail, certain officers and regular employees of Federal may solicit proxies by correspondence, telephone, telegraph, or in person, but without extra compensation. Federal will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

     Each proxy solicited herewith will be voted as to each matter as the stockholder directs thereon, but in the absence of such directions it will be voted for the nominees specified herein. Any proxy solicited herewith may be revoked by the stockholder at any time prior to the voting thereof, but a revocation will not be effective until satisfactory evidence thereof has been received by the Secretary of Federal.

                               VOTING SECURITIES

     The holders of record of the Common Stock of Federal at the close of business on February 21, 2002, will be entitled to vote at the meeting. At such record date, there were outstanding 45,099,378 shares of Common Stock. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine if a quorum is present. Abstentions are counted as votes cast, whereas broker non-votes are not counted as votes cast for determining whether a proposition has been approved. Each stockholder of record will be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of Federal on the record date. A plurality of votes cast at the meeting is required for the election of directors and approval of a majority of shares entitled to vote is required for all other matters submitted to shareholders for a vote.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 2001 (unless otherwise noted) with respect to (i) any person who is known to Federal to be the beneficial owner of more than 5% of Federal's Common Stock, which is Federal's only class of outstanding voting securities, and (ii) each director, and all directors and officers as a group:

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
                            NAME                              OWNERSHIP(2)     CLASS
                            ----                              ------------   ----------
Beneficial Owner of More than 5% of Federal's Common Stock:
     Kayne Anderson Rudnick Investment Management LLC.......   3,900,000       8.60%
Each Director and Five Executive Officers and Executive
  Officers and Directors as a Group:(1)
     Charles R. Campbell, Director..........................      52,637        .10%
     James C. Janning, Director.............................      10,000        .02%
     Paul W. Jones, Director................................      13,243        .03%
     James A. Lovell, Jr., Director.........................      38,075        .08%
     Walden W. O'Dell, Director.............................           0        .00%
     Joseph J. Ross, Director and Executive Officer.........   1,063,581       2.36%
     Richard R. Thomas, Director............................     118,848        .26%
     Andrew E. Graves, Executive Officer....................      20,583        .05%
     Henry L. Dykema, Executive Officer.....................     111,295        .24%
     Richard G. Gibb, Executive Officer.....................     291,590        .66%
     Kim A. Wehrenberg, Executive Officer...................     269,950        .56%
     All Directors and Executive Officers as a group (15
       persons).............................................   2,214,985       4.90%

------------

(1) The information contained in this table is based upon information furnished to Federal by the individuals named above. Except as set forth in the following footnotes, each director claims sole voting and investment power with respect to these shares.

(2) These figures include options shares exercisable within 60 days as follows:
    Mr. Campbell, 5,000; Mr. Lovell, 10,708; Mr. Jones, 9,243; Mr. Ross, 333,333; Mr. Dykema, 57,500; Mr. Wehrenberg, 64,500; Mr. Graves, 0; and Mr. Gibb, 90,000. These figures also include stock award shares pursuant to Federal's Stock Benefit Plan which are subject to certain restrictions under the plan, as follows: Mr. Ross, 27,500; Mr. Dykema, 3,250; Mr. Wehrenberg, 6,375; Mr. Graves, 20,000; and Mr. Gibb, 9,750.

                             ELECTION OF DIRECTORS

     Federal's Board of Directors consists of seven directors divided into three classes with one class term expiring each year. Messrs. Charles R. Campbell, Paul W. Jones and James A. Lovell, Jr. are nominated as Class II directors for election at this Annual Meeting for a term to expire at the 2005 Annual Meeting or until their successors are elected and qualified.

     The accompanying proxy card permits a stockholder to direct whether his or her shares are to be voted for or withheld from the vote for the nominees. Each proxy will be voted as the stockholder directs thereon; however, if no such direction is given, it is the present intention of the persons named in the proxy card to vote such proxies for the election of the above-named nominees as directors. If on account of death or unforeseen contingencies a nominee shall not be available for election, the persons named in the proxy will vote the proxies for such other person(s) as the Nominating Committee may nominate as directors so as to provide a full board. The three nominees receiving the highest number of votes cast will be elected as directors.

     Information regarding the nominees for election and the directors continuing in office is set forth below:

                                    YEAR FIRST   YEAR PRESENT                  PRINCIPAL OCCUPATION
                                      BECAME         TERM                       OR EMPLOYMENT FOR
            NAME              AGE    DIRECTOR      EXPIRES                      LAST FIVE YEARS(1)
            ----              ---   ----------   ------------                  --------------------
NOMINEES:
    Charles R. Campbell.....  62       1998          2002       Mr. Campbell is a principal in The Everest Group,
                                                                a management consulting firm, and was Senior Vice
                                                                President and Chief Financial and Administrative
                                                                Officer of Federal Signal Corporation from 1985 to
                                                                1995. He is a director of Home Products
                                                                International, Inc., a houseware products company.
    Paul W. Jones...........  53       1998          2002       Mr. Jones has been Chairman, President and Chief
                                                                Executive Officer of U.S. Can Company since April,
                                                                1998 and was President and Chief Executive Officer
                                                                of Greenfield Industries, Inc., a tool
                                                                manufacturer, from 1989 to 1998. Mr. Jones is a
                                                                director of Regal Beloit Corporation, a
                                                                manufacturer of power transmission components and
                                                                perishable cutting tools.
    James A. Lovell, Jr. ...  73       1984          2002       Mr. Lovell is President of Lovell Communications,
                                                                a consulting company. He retired in 1990 as
                                                                Executive Vice President, Corporate Staff and as a
                                                                director of Centel Corporation, a
                                                                telecommunications company.
CONTINUING DIRECTORS:
    James C. Janning........  54       1999          2003       Mr. Janning is Group President of Harbour Group
                                                                Ltd, a diversified holding company and has held
                                                                various executive positions at Harbour Group since
                                                                1987. Mr. Janning is also a director of Menasha
                                                                Corp., a manufacturing and printing company, and a
                                                                director and Chairman of Menasha Forest Products
                                                                Corp., a forestry business.
    Walden W. O'Dell........  56       2001          2004       Mr. O'Dell has been Chairman, President and Chief
                                                                Executive Officer of Diebold, Incorporated, a
                                                                provider of integrated self-service delivery
                                                                systems, security solutions and services, since
                                                                2000 and President and CEO since 1999. Previously,
                                                                he was Group Vice President, Tool Group and
                                                                President of Ridge Tool Division, Emerson;
                                                                President, Liebert Corporation (a subsidiary of
                                                                Emerson), a manufacturer of electrical,
                                                                electromechanical and electronic products and
                                                                systems.
    Joseph J. Ross..........  56       1986          2003       Mr. Ross is Chairman and Chief Executive Officer
                                                                of Federal. He also served as President and Chief
                                                                Executive Officer from December, 1987 until
                                                                February, 2001. He is a director of Quanex
                                                                Corporation, a manufacturer of engineered
                                                                materials.
    Richard R. Thomas.......  68       1994          2004       Mr. Thomas retired in 1994 as President of the
                                                                Tool Group of Federal Signal Corporation.

------------

(1) The information contained in this table is based upon information furnished to Federal by the individuals named above.

                       BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to its by-laws, Federal has established standing audit, corporate governance, compensation and benefits and executive committees.

     The Board of Directors has adopted a Charter for the Audit Committee which includes the following duties. The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, auditing practices and procedures and accounting principles to be employed in the preparation of Federal's financial statements and the review of financial statements by independent public accountants. The Audit Committee also makes recommendations concerning the engagement of independent public accountants to audit the annual financial statements and the scope of the audit to be undertaken by such accountants. In addition, the Audit Committee considers the performance of non-audit services by such accountants, including the effect which the performance of such non-audit services may have upon the independence of the accountants. The by-laws prohibit a director who is also an employee of Federal from serving on the Audit Committee. The members of the Audit Committee are Charles Campbell, Chairman, James Janning and Richard Thomas.

     The Corporate Governance Committee evaluates and recommends to the Board of Directors candidates for election or re-election as directors. No determination has been made regarding the consideration of or procedure for the recommendation of nominees by stockholders. The members of the Corporate Governance Committee are James Lovell, Jr., Chairman, Paul Jones and Charles Campbell.

     The Compensation and Benefits Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to compensation of managerial employees and the establishment, investment of funds, and administration of employee benefit plans. The members of the Compensation and Benefits Committee are Paul Jones, Chairman, James Janning and Walden O'Dell.

     During 2001, the Board of Directors held a total of six meetings and the Executive Committee of the Board, which generally exercises the power and authority of the Board in the intervals between full board meetings, held one meeting. The members of the Executive Committee are Joseph Ross, Chairman, James Lovell, Jr. and Richard Thomas. During 2001, the Compensation and Benefits Committee held five meetings; the Corporate Governance Committee held four meetings and the Audit Committee held three meetings. No director attended less than 75% of the meetings of the Board and of each committee of which he was a member.

     Directors who are not officers of Federal receive the following compensation. Director and committee fees for Mr. Lovell are $40,500 and 2,000 stock options. He is also eligible for a retirement benefit of $15,000 per year for up to 10 years after retirement. The pension plan was replaced by stock option grants for all other directors. Messrs. Campbell, Janning, Jones, O'Dell and Thomas receive an annual retainer of $29,500 and $1,000 per Board meeting fees. They also received an initial grant of 5,000 shares of stock options, plus 4,000 shares of options per year. All directors may elect to receive stock options in lieu of cash fees as described in the Stock Benefit Plan. Directors are also reimbursed for their expenses relating to attendance at meetings.

                             EXECUTIVE COMPENSATION

     The following is the Summary Compensation Table for the Chief Executive Officer and four other top executive officers of Federal for compensation earned during the 2001 fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                          ANNUAL COMPENSATION              --------------------
                                ----------------------------------------   RESTRICTED   NUMBER
                                                            OTHER ANNUAL     STOCK        OF         ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS    COMPENSATION   AWARDS(1)    OPTIONS   COMPENSATION(2)
 ---------------------------    ----   --------   -------   ------------   ----------   -------   ---------------
Joseph J. Ross................  2001   $550,000   123,833            0      $418,200    80,000        $46,172
  Chairman and Chief            2000    479,250   341,000            0       239,063         0         39,431
  Executive Officer             1999    417,000         0            0       547,500    60,000         21,325
Andrew E. Graves..............  2001    298,000    80,467     $100,000(3)    405,000    70,000         12,669
  President and Chief
  Operating Officer
Richard G. Gibb...............  2001    218,000    14,478            0        83,640    10,000         14,100
  Executive Vice President      2000    213,000    75,420            0       159,375         0         15,430
                                1999    208,000         0            0       191,625    20,000         19,458
Henry L. Dykema...............  2001    212,000    27,844            0             0    10,000          5,100
  Vice President and            2000    212,000    95,471            0        79,688         0          6,399
  Chief Financial Officer       1999    204,000    74,358            0        82,125    16,000          8,351
Kim A. Wehrenberg.............  2001    192,000    38,894            0        83,640    10,000          7,407
  Vice President, General       2000    178,000    68,708            0        79,688         0         15,556
  Counsel and Secretary         1999    171,000    66,177            0        95,812    16,000         11,140

------------

(1) Stock awards generally vest 25% on each anniversary date after the date of grant. The number and aggregate value of unvested stock awards as of December 31, 2001 were: for Mr. Ross 27,500 shares ($612,425), for Mr. Dykema 3,250 shares ($72,378), for Mr. Gibb 9,750 shares ($217,133), for Mr.
    Wehrenberg 6,375 shares ($141,971) and for Mr. Graves 20,000 shares ($445,400). Dividends are paid at the regular rate to these people on the unvested shares.

(2) This compensation consists of the Company-matching contribution under Federal's 401(k) savings plan in which most employees participate and supplemental savings and retirement plans and auto allowance, which break out as follows, respectively: Mr. Ross $5,100, $19,128, $19,069, $0; Mr. Dykema $5,100, $0, $0, $0; Mr. Wehrenberg $5,100, $2,307, $0, $0; Mr. Graves
    $2,550, $1,948, $7,321, $850; Mr. Gibb $5,100, $0, $0, $9,000.

(3) Mr. Graves received a one-time payment of $100,000 pursuant to his initial employment on February 1, 2001.

                             EMPLOYMENT AGREEMENTS

     Federal has employment agreements with Messrs. Joseph J. Ross and Andrew E. Graves. The agreements continue until the December 31 following the employee's 65th birthday subject to earlier termination by either Federal or the employee. As of February 8, 2002, the termination salary under these agreements was $570,000 for Mr. Ross and $340,000 for Mr. Graves and the annual salaries of Mr. Ross and Mr. Graves, which are approved by the Compensation and Benefits Committee, are not set by these employment agreements. In the discretion of the Board of Directors, annual compensation may be increased during the term of these agreements. If these employees are terminated by Federal under circumstances not involving cause, Federal would be obligated to pay in monthly installments an amount equal to the then applicable salary for one year, or, if less, the amount of minimum salary payable through the December 31 following such employee's 65th birthday. In the event of death of these employees prior to termination of employment, the employee's estate is entitled to receive in monthly installments an amount equal to one year's minimum compensation. Messrs. Ross, Graves and Wehrenberg have change of control agreements. In the event Federal is subject to a "change of control" (as specifically defined), the agreements permit the employee to elect to terminate employment during a specified period and to receive termination payments calculated as if Federal had terminated employment without cause, except that such payment shall be equivalent to three years' W-2 compensation rather than one. Upon termination of employment for any reason, each employee is obligated not to engage in specified competitive activities for a period of three years.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             GRANT DATE
                                    INDIVIDUAL GRANTS                                           VALUE
-----------------------------------------------------------------------------------------   -------------
                                            NUMBER OF SECURITIES
                                             UNDERLYING OPTIONS
                                             GRANTED 4/18/01 AT               % OF TOTAL     GRANT DATE
                                              $20.91 PER SHARE                 OPTIONS      PRESENT VALUE
                                              EXERCISE OR BASE                GRANTED TO     $ BASED ON
                                              PRICE AND EXPIRE               EMPLOYEES IN   BLACK-SCHOLES
                                                  4/18/11          VESTING   FISCAL YEAR      METHOD(2)
                                            --------------------   -------   ------------   -------------
Joseph J. Ross............................         80,000             3           15          $426,400
Andrew E. Graves..........................         70,000(3)          4           13           360,900
Richard G. Gibb...........................         10,000             3            2            53,300
Henry L. Dykema...........................         10,000             3            2            53,300
Kim A. Wehrenberg.........................         10,000             3            2            53,300

------------

(1) No SARs were granted.

(2) The following assumptions were used under the Black-Scholes method:
    Volatility .28; risk free rate of return 4.4%; dividend yield 3.5%; expected life 8 years.

(3) Granted 1/25/01 at $20.25.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                           NUMBER OF SECUR-       VALUE OF
                                                                           ITIES UNDERLYING     UNEXERCISED
                                                                             UNEXERCISED        IN-THE-MONEY
                                                                              OPTIONS AT         OPTIONS AT
                                                                              FY-END (#)         FY-END ($)
                                       SHARES ACQUIRED        VALUE          EXERCISABLE/       EXERCISABLE/
NAME                                   ON EXERCISE (#)   REALIZED ($)(1)    UNEXERCISABLE     UNEXERCISABLE(2)
----                                   ---------------   ---------------   ----------------   ----------------
Joseph J. Ross.......................      50,000           $410,625           333,000            $751,139
                                                                               130,000             295,025
Andrew E. Graves.....................           0                  0                 0                   0
                                                                                70,000             141,400
Richard G. Gibb......................      25,000            270,313            90,000             208,072
                                                                                25,000             106,713
Henry L. Dykema......................           0                  0            57,500              84,720
                                                                                12,000              74,490
Kim A. Wehrenberg....................      17,000            183,642            64,500             170,107
                                                                                22,000              88,090

------------
(1) Market value of underlying securities at exercise, minus the exercise or base price.

(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $22.27 on December 31, 2001.

(3) Mr. Ross has stock option exercise loans totaling $2,630,896.20, including $7,478.52 of interest. $124,910.04 of interest accrued in 2001 at rates ranging from 6.01% to 3.93% on the loans to Mr. Ross.

RETIREMENT PLANS

     Federal's Retirement Plan provides retirement benefits for salaried and hourly employees including officers. Contributions are made on an actuarial group basis, and no specific amount of contributions is set aside for any individual participant. The following table sets forth the approximate annual pension benefit based on years of service and compensation, but does not reflect dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan. Mr. Ross is covered by Federal's supplemental pension plans; amounts in excess of the qualified plan limitations will be paid from the general funds of Federal, pursuant to the terms of the supplemental plans. The amount of pension benefits is reduced by one-half of the amount of available individual Social Security benefits. Estimated credited years of service are as follows: Mr. Ross, 17.5, Mr. Dykema, 6; Mr. Wehrenberg, 14; Mr. Graves, 0; and Mr. Gibb, 25.2.

                               PENSION PLAN TABLE

             AVERAGE ANNUAL
            COMPENSATION FOR
          THE FIVE CONSECUTIVE
           CALENDAR YEARS OF                         APPROXIMATE ANNUAL STRAIGHT-LIFE ANNUITY
            THE LAST TEN FOR                              PENSION UPON RETIREMENT AT 65
                 WHICH                    --------------------------------------------------------------
            COMPENSATION IS                10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
                HIGHEST                   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
          --------------------            ----------   ----------   ----------   ----------   ----------
$300,000................................   $ 50,000     $ 75,000     $100,000     $125,000     $150,000
 400,000................................     66,667      100,000      133,334      166,167      200,000
 500,000................................     83,334      125,000      166,667      208,334      250,000
 600,000................................    100,000      150,000      200,000      250,000      300,000
 700,000................................    116,667      175,000      233,333      291,667      350,000
 800,000................................    133,333      200,000      266,667      333,334      400,000
 900,000................................    150,000      225,000      300,000      375,000      450,000

     The maximum benefit under the qualified Retirement Plan is $100,000 less one-half of social security payments. For purposes of the Retirement Plan, an employee's compensation is his Annual Compensation as set forth in the Summary Compensation Table.

     In addition to a maximum of $100,000 under the qualified plan, Mr. Ross may be entitled to the amounts set forth in the table above in excess of $100,000 pursuant to the supplemental pension plan. Mr. Ross may also be entitled to an additional supplemental retirement payment equal to 20% of his cash compensation for the last calendar year before retirement after age 55, to be paid each year for 15 years after he retires.

     Also, pursuant to Federal's supplemental pension plans, Mr. Ross may be entitled to a pension supplement which has the effect of assuring that, regardless of his actual years of service, if he remains in the employment of Federal until age 65, he will receive benefits as if he had been continuously employed by Federal since his thirty-fourth birthday. Giving effect to this pension supplement, the additional years of service credited under Federal's Supplemental Retirement Plan as of December 31, 2001 to Mr. Ross is 3.25 years. The supplemental pension benefits for Mr. Ross make up the difference between his actual pension benefits and what they would have been with 30 years of service and for amounts in excess of the $100,000 qualified plan limit. Mr. Graves' pension supplement may entitle him to a total benefit equal to 55% of his compensation at age 65 and would include 7.1 years of additional credited service.

COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors consists of three independent outside directors. The Committee meets without the Chief Executive Officer present to evaluate his performance and establish his compensation. Compensation for Federal's executive officers consists of three major components: salary, bonus and stock options/awards. The officers' compensation is based on the individual's skill level, years of experience, job duties and the individual's and Company's performance. The

Committee uses its subjective evaluation of these factors, without a mechanical weighting, to determine the officer's salary and level of participation in the bonus plan; Mr. Ross participates at 60% of his salary and the other officers participate at 30% to 40% of their salary.

     The Company's total return to shareholders was over 17% in 2001 and the Company's total return to shareholders has been flat over the last five years. The Company's earnings from continuing operations excluding restructuring costs in 2001 compared to 2000 were down 10%. Mr. Ross received a salary increase of 3.5% to $570,000 for 2002 and the other two officers not retiring received an average salary increase of 4% for 2002. Mr. Ross received a bonus for 2001 of $123,833 based on the performance of Mr. Ross and the Company in 2001.

     The officers' bonuses are tied directly to the Company's financial performance. Bonus targets are established for the officers based on their level of responsibility. The amount of bonus to which an officer is entitled is based on Federal's pre-tax profits (before extraordinary items, interest on long-term debt and bonus payments) as a percentage of Federal's average stockholders' equity plus average long-term debt, as well as on goals for growth of the Company. The officers' bonus targets remain the same for 2002. The 2001 bonus target achievement was 10% of plan. The other four officers' bonuses constituted about 15% of their cash compensation.

     The third major component of the officers' compensation consists of stock options and awards. This is long-term compensation which provides value to the officers based on the increased market value of the Company for all stockholders. The Performance Graph on page 9 shows that Federal outperformed the Standard & Poor Industrials and the Dow Jones Industrial-Diversified Index in the years 2000 and 2001, but has underperformed for certain longer periods of time. To give the officers an incentive to increase shareholder value and to compensate them in accordance with such increases in shareholder value, the Compensation and Benefits Committee generally grants to the officers on an annual basis additional stock options and restricted stock awards. The compensation officers receive from stock options and awards is down because of the performance of the Company's stock price. The Committee subjectively determines the number of shares to be granted and there is no mechanical relationship between the number of options and restricted share awards to be granted, nor is there a mechanical relationship to prior grants.

     Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of a public company will generally be non-deductible for federal income tax purposes, subject to certain exceptions. The Committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the Committee believes that it is important and necessary that the Committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the Committee's view, such arrangements are in the best interests of the Company and its shareholders.

JAMES C. JANNING                  PAUL W. JONES                 WALDEN W. O'DELL

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                         FOR FEDERAL SIGNAL CORPORATION

                                    (GRAPH)

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 FSC                     100        86       112        69        87       103
 S&P Industrials         100       131       175       223       187       165
 S&P Midcap              100       132       157       180       212       211

Assumes $100 invested on December 31, 1996 in Federal Signal Corporation Common Stock (FSC), S&P Industrials Index and the S&P 400 Midcap Index (S&P Midcap).

* Total return assumes reinvestment of dividends and is based on fiscal years ending December 31.

                      ONE YEAR TOTAL RETURN ON INVESTMENT
                 (ASSUMING $100 INVESTED ON DECEMBER 31, 2000)

----------------------------------------------------------------------
                                         2000       2001      % change
----------------------------------------------------------------------
 FSC                                      100        118         18%
 S&P Industrials                          100         88        -12%
 S&P Midcap                               100        100          0%

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is currently comprised of three directors, none of whom are officers or employees of the Company. All members are "independent" under rules recently adopted by the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee, which was included as Exhibit A to last year's proxy statement. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of the Company. In addition, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to approval of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

CHARLES R. CAMPBELL              JAMES C. JANNING              RICHARD R. THOMAS

                             ACCOUNTING INFORMATION

     Ernst & Young has been selected by Federal to serve as its independent public accountants for the fiscal year ending December 31, 2002. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. ERNST & YOUNG FEES FOR AUDIT SERVICES IN 2001 WERE $485,000 AND THEIR FEES FOR ALL OTHER SERVICES IN 2001 INCLUDED $66,000 OF AUDIT-RELATED FEES AND $206,000 OF NON-AUDIT FEES, SUBSTANTIALLY ALL OF WHICH WAS RELATED TO INCOME TAX ADVISING AND COMPLIANCE SERVICES.

                          FUTURE STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement for the 2003 Annual Meeting of Shareholders, stockholder proposals must be received by Federal on or before November 23, 2002.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented to the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                            By order of the Board of Directors

                                            KIM A. WEHRENBERG
                                            Secretary
                                            Federal Signal Corporation

                           FEDERAL SIGNAL CORPORATION
                 1415 W. 22ND STREET, OAK BROOK, ILLINOIS 60523

   P       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 18, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   R
          Joseph J. Ross and Kim A. Wehrenberg, or either of them, with full
   O power of substitution, are hereby authorized to vote the shares of Common Stock of Federal Signal Corporation which the undersigned is
   X entitled to vote at the 2002 Annual Meeting of Stockholders to be held at the Marriott Hotel-Oak Brook, 1401 W. 22nd Street, Oak Brook,
   Y Illinois on Thursday, April 18, 2002 at 11:00 a.m., and at all adjournments thereof, as indicated on this card for the proposal described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

          UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

          1. Nominees for Directors:      [ ]  Check here for address change.
             01) Charles R. Campbell
             02) Paul W. Jones                 New Address: __________________
             03) James A. Lovell, Jr.
                                               _______________________________

(Continued and to be signed on reverse side.)  _______________________________
-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                            5887

        PLEASE MARK YOUR
[ X ]   VOTES AS IN THIS
        EXAMPLE.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.
                   FOR        WITHHELD
                   ALL        FOR ALL
1. Election of                              Change of Address/
   Directors       [ ]          [ ]         Comments on Reverse Side.   [ ]
   (See Reverse)

For, except vote withheld from the following nominee(s):


__________________________________



                                            Please sign exactly as name appears
                                            hereon. Joint owners should each
                                            sign. Where applicable, indicate
                                            official position or representative
                                            capacity.


                                            ___________________________________


                                            ___________________________________
                                            SIGNATURE(S)              DATE


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                             YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.